UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 4, 2010


                                  Mayetok Inc.
             (Exact name of registrant as specified in its charter)

          Nevada                       333-157515                98-0579157
(State or other Jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)

10900 N.E. 4th Street, Suite 2300, Bellevue, Washington, USA        98004
      (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code (425) 698-2030

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective May 4, 2010, Vladislaw Zaychenco resigned as president of our company. As a result of the resignation of Mr. Zaychenco, we appointed Robert Suda as president, secretary, chief financial officer, treasurer and as a director of our company.

Robert Suda, age 58, has 34 years of exploration experience including 15 years with Cominco American in U.S. Exploration as a senior geologist. He built and led the initial exploration organization at the Pend Oreille mine in Washington, which led to an expansion of the reserves and ultimately to the discovery of the Washington Rock ore body. He was also directly associated with the discovery of a gold deposit in Nevada that was sold by Teck Cominco, but eventually mined by a junior company. Robert has a Master's degree in Geology from Northern Illinois University and since 1999 has worked on many projects in the U.S., Canada and internationally for numerous junior mining companies. Robert currently is
Vice-President of Exploration for FDG Mining Inc., and formerly was Vice-President of Exploration for Portage Minerals.

Our board of directors now consists of Vladislaw Zaychenco and Robert Suda. There have been no transactions between the Company and Mr. Suda since the Company's last fiscal year which would be required to be reported herein.

There are no family relationships between any of our directors or executive officers.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYETOK INC.


/s/ Robert Suda
-------------------------------
Robert Suda
President

Date: May 5, 2010